INDEPENDENT AUDITORS' CONSENT


     We consent to the incorporation by reference in this Registration Statement of MacroChem Corporation on Form S-3 of our report dated March 3, 2000, appearing in the Annual Report on Form 10-K of MacroChem Corporation for the year ended December 31, 1999, and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.


/s/ DELOITTE & TOUCHE LLP
Boston, Massachusetts
November 21, 2000


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